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                                 EXHIBIT 99.2

                            AMSOUTH BANCORPORATION

                             LETTER OF TRANSMITTAL
  To Accompany 7-1/2% Convertible Subordinated Debentures Due August 1, 2001

If you wish to convert your Debenture(s), the Debenture(s) and related Letter of Transmittal must be RECEIVED by AmSouth Bank of Alabama, at the address set forth below, prior to 5:00 p.m. (Central Daylight Time) on July 31, 1996.
See Instructions below. If you wish to surrender your Debenture(s) for redemption; the Debenture(s) must be surrendered to AmSouth Bank of Alabama at the address set forth below.

     By Mail:  AmSouth Bank of Alabama
               Corporate Securities Services
               P. O. Box 11426
               Birmingham, AL  35202

     By Hand:  AmSouth Bank of Alabama
               Corporate Securities Services
               1901 Sixth Avenue North
               Suite 720
               Birmingham, AL  35203

     Phone Number:  (205) 581-7566

     Fax Number:    (205) 581-7661


Ladies and Gentlemen:

     Surrendered herewith are 7-1/2% Convertible Subordinated Debentures Due August 1, 2001 (the "Debentures") of Amsouth Bancorporation (the "Company") numbered and registered as listed below.

     Items A, B, and E of this Letter of Transmittal must be completed for Debentures surrendered for conversion.

     PLEASE FOLLOW CAREFULLY THE INSTRUCTIONS CONTAINED HEREIN
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                                    ITEM A
________________________________________________________________________________

Please fill in your name(s) exactly as it     Please fill in numbers and amounts
appears on your Debenture(s) and your                                  Principal
present address                               Certificate Number(s)    Amount

Name(s):

Address(es):

                                              Total Principal Amount
________________________________________________________________________________

THE ABOVE DEBENTURES ARE SURRENDERED TO YOU FOR THE ACTION INDICATED BELOW. INDICATE CHOICE BY CHECKING THE DESIRED OPTION(S). IF MORE THAN ONE CONVERSION OPTION IS SELECTED, INDICATE THE PRINCIPAL AMOUNT OF THE DEBENTURES YOU WISH TO DIRECT TO EACH OF THE SELECTED OPTIONS.


                                    ITEM B

( ) CONVERSION INTO COMMON STOCK OF THE COMPANY (the "Common Stock") at a ratio of 17.18199 shares of Common Stock for each $100 principal amount of Debentures. $__________ in principal amount of Debentures to be converted into Common Stock.

( ) CONVERSION INTO CASH at $170.91 per $100 principal amount of Debentures surrendered hereby. $__________ in principal amount of Debentures to be converted into cash.

(   )  CONVERSION INTO THE COMPANY'S 12% INSTALLMENT NOTES, SERIES 1996 (the
       "Notes") at $170.91 principal amount of the Note per $100 principal amount of Debentures surrendered hereby. $__________ in principal amount of Debentures to be converted into Notes.

       IF NO CONVERSION OPTION IS CHECKED, THE ABOVE CERTIFICATES ARE DEEMED SURRENDERED FOR REDEMPTION.

If your Debenture certificates, together with a signed and completed Letter of Transmittal and any required supporting documents (see Instructions below) are not tendered for conversion prior to the close of business at AmSouth Bank of Alabama on July 31, 1996 such Debentures will be redeemed on August 1, 1996
(the "Redemption Date") at the price equal to the par value of such Debenture so redeemed plus accrued interest of $3.75 per $100 in principal amount of the Debentures from February 1, 1996 to the Redemption Date, for a total redemption price of $103.75 for each $100 principal amount of Debentures. Payment of the redemption price will be made on the Redemption Date at the principal office of AmSouth Bank of Alabama upon surrender of the Debentures to AmSouth Bank of Alabama at the address set forth above.

     THE VALUE OF THE COMMON STOCK INTO WHICH THE DEBENTURES ARE CONVERTIBLE IS SUBJECT TO CHANGE DEPENDING ON CHANGES IN THE MARKET PRICE OF THE COMMON STOCK. AS LONG AS THE PRICE OF THE COMMON STOCK IS AT LEAST $6.04 PER SHARE, THE COMMON STOCK RECEIVED UPON CONVERSION WILL HAVE A CURRENT MARKET VALUE GREATER THAN THE CASH RECEIVABLE UPON REDEMPTION. HOWEVER, AS LONG AS THE MARKET PRICE OF THE

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COMMON STOCK IS AT LEAST $9.95 PER SHARE, THE COMMON STOCK RECEIVED UPON
CONVERSION WILL HAVE A CURRENT MARKET VALUE GREATER THAN EITHER THE CASH RECEIVABLE UPON CONVERSION OR THE PRINCIPAL AMOUNT OF THE NOTES RECEIVABLE UPON CONVERSION.

                                    ITEM C

                         SPECIAL ISSUANCE INSTRUCTIONS

To be completed ONLY if Common Stock certificate(s), Note(s) and/or check(s) are to be issued in a name other than as indicated in Item A above (see Instructions below).

Issue to:

Name

Address

Social Security Number or Taxpayer I.D. Number



                                    ITEM D

                         SPECIAL MAILING INSTRUCTIONS

To be completed ONLY if Common Stock certificate(s), Note(s) and/or check(s) are to be mailed to an address other than as indicated in Item A above (see Instructions below).

Mail to:

Name

Address

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                                    ITEM E

                              REQUIRED SIGNATURES

The signature(s) on this Letter of Transmittal must correspond exactly with the name(s) of the: (1) registered owner(s) of the Debenture(s) surrendered, or (2) person(s) to whom each such certificate has been properly assigned and transferred (see Instructions below).

Dated

Signature
         --------------------------------------------
                     please sign here

Signature

Telephone

Social Security Number or Taxpayer I.D. Number



                                    ITEM F

                      SIGNATURE GUARANTEE (if applicable)

A signature guarantee MUST be provided if a Common Stock certificate(s), Note(s) and/or check(s) are to be issued in a name other than that of the registered owner of the Debentures (see Instructions below).

Dated

Name of Firm

Address of Firm                                  By


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                                 INSTRUCTIONS

1.  General

     Please do not send Debenture certificates directly to the Company. Your Debenture certificates, together with your signed and completed Letter of Transmittal and any required supporting documents (see Instructions 5 and 6 below), should be mailed or otherwise delivered to AmSouth Bank of Alabama (the "Trustee"), at the appropriate address indicated above. The method of delivery is at the option and risk of the holder but, if mail is used, it is recommended that registered mail with return receipt requested, properly insured, be used as a prevention against loss, and if conversion is being requested, that the mailing be made sufficiently in advance of July 31, 1996 to permit delivery to the Trustee on or before such date.

     Items A, B and E of this Letter of Transmittal must be completed in all cases.

     If in any case you wish a Common Stock certificate, Note and/or check to be mailed to an address other than that shown in Item A on the front hereof, you MUST complete Item D on the front thereof.

2.  If you wish to convert your Debentures

     If you wish to convert your Debenture(s) into Common Stock, Notes, or Cash your Debenture certificates and a completed Letter of Transmittal must be received by the Trustee at the address indicated herein, prior to 5:00 p.m.
(Central Daylight Time) on July 31,   1996.  Alternatively, you may convert by
delivering your Debenture certificates and a completed Letter of Transmittal duly endorsed and with appropriate notification of the Trustee prior to such time.

     If the Common Stock certificate or Note is to be issued in the same name(s) as that in which the surrendered Debenture certificates are registered, complete Items A, B and E on the front hereof.

     If the Common Stock certificate or Note is to be issued in a different name, see Instruction 5 and complete Items A, B, C, E and F on the front hereof.

     No payments or adjustments in respect of interest will be made upon the conversion of any Debenture. If more than one Debenture is surrendered for conversion at any one time under the same Letter of Transmittal or other notice by the same holder, the number of shares of Common Stock issuable upon conversion of such Debentures will be computed upon the basis of the aggregate principal amount of Debentures so surrendered.

3.  If you wish to redeem your Debentures

     If you wish to have your Debenture redeemed, your Debenture certificates and completed Letter of Transmittal must be received by the Trustee prior to 5:00 p.m. (Central Daylight Time) on July 31, 1996. See Instruction 4.

     If the check is to be issued in the same name(s) in which the Debenture certificates are registered, see Instruction 5 and complete Items A, B and E on the front hereof.

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     If the check is to be issued in a different name, see Instructions 5 and 6 and complete Items A, B, C, E and F on the front hereof.

4.  Signature Guarantee Requirement

     If you have completed Item C, the signature on the Letter of Transmittal must be guaranteed, in the space provided in Item F on the front, by an Eligible Guarantor Institution (Banks, Stockbrokers, Savings & Loan Associations and Credit Unions with membership in an approved Signature Guarantee Medallion Program), pursuant to S.E.C. Rule 17ad-15.

5.  Certificate, Note or check to be issued in a different name

     If a Common Stock certificate, Note or a check is to be issued in a name other than that of the registered owner of the Debentures, your Debenture certificates must be properly endorsed or be accompanied by appropriate bond powers (which may consist of this Letter of Transmittal), properly executed by the registered owner(s), so that such endorsement or bond powers are signed exactly as the name(s) of the registered owner(s) appear on the Debenture certificates, and the signature(s) must be properly guaranteed by an Eligible Guarantor Institution (Banks, Stockbrokers, Savings & Loan Associations and Credit Unions with membership in an approved Signature Guarantee Medallion Program), pursuant to S.E.C. Rule 17ad-15. Complete Items A, B, C, E and F on the front hereof.

6.  Signature by other than registered holder

     If the Letter of Transmittal is signed in Item E by an executor, administrator, trustee, guardian, attorney or the like, the Letter of Transmittal and Debenture certificates must be accompanied by evidence satisfactory to the Trustee and the Company of the authority of such person to sign the Letter of Transmittal.

     If the Letter of Transmittal is signed in Item E by someone other than the registered owner, who is not a person described in the preceding paragraph, the Debenture certificates must be properly endorsed or be accompanied by appropriate bond powers, properly executed by the registered owner(s), so that such endorsement or bond powers are signed exactly as the name(s) of the registered owner(s) appear on the Debenture(s), and the signature(s) must be properly guaranteed by an Eligible Guarantor Institution (Banks, Stockbrokers, Savings & Loan Associations and Credit Unions with membership in an approved Signature Guarantee Medallion Program), pursuant to S.E.C. Rule 17ad-15.

7.  Joint holders of Debenture Certificates registered in different names

     If Debenture certificates are tendered by joint holders or owners, all such persons must sign the Letter of Transmittal in Item E. If Debenture certificates are registered in different names or forms of ownership, separate Letters of Transmittal must be completed, signed and returned for each different registration.

8.  Stock transfer taxes

     It is not presently anticipated that any stock transfer taxes will be payable in connection with the issuance of Common Stock on conversion of Debentures. If, however, it should develop that in certain circumstances such taxes may be payable, conversion of Debentures will be effected without charge to the converting holder for any such stock transfer tax except in the following cases: (i) if Common Stock certificates or Notes issued upon conversions are to

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be registered in the name of any person other than the registered holder or (ii)
if tendered Debenture certificates are registered in the name of any person other than the person(s) signing the Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered holder or such person) payable on account of the transfer to such person will be charged to the person(s) signing the Letter of Transmittal if satisfactory evidence of the payment of such taxes, or exemption therefrom, is not submitted. The Company will not be required to issue or deliver Common Stock certificates or Notes in any such case until such payment has been made and satisfactory evidence of such payment has been received.

9.  Lost or destroyed Debentures

     If your Debenture certificates have been either lost or destroyed, notify the Trustee of this fact promptly at the address set forth herein or telephone
(205) 581-7566. You will then be instructed as to the steps you must take in order to convert or have redeemed the Debentures that you own.

10.  Questions on how to submit your Debentures certificates

     Questions and requests for assistance on how to submit your Debenture certificates should be directed to the Trustee at one of the addresses set forth on the front hereof or by telephoning (205) 581-7566.

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                           IMPORTANT TAX INFORMATION

               Payers request for taxpayer identification number


     Under the federal income tax law, a security holder who redeems or otherwise disposes of securities, in whole or in part for cash, is required to furnish the payer with his taxpayer identification number, which, for an individual, would be his Social Security number (the "TIN"), certified under penalties of perjury. If the security holder does not furnish his correct TIN in this manner, he may be subject to a penalty imposed by the Internal Revenue Service ("IRS"). In addition, payments to such security holder may be subject to backup withholding.

     To prevent backup withholding on the payment for securities you are forwarding at the rate of 31%, you should complete the enclosed form W-9.

     Certain holders (including, among others, all corporations and certain foreign individuals) are exempt from the backup withholding and reporting requirements. In order for a holder who is a foreign individual to qualify as an exempt recipient, such holder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Trustee.

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